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                                                                     EXHIBIT 4


                               AGREEMENT AND PLAN
                        OF REORGANIZATION AND LIQUIDATION

         AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION dated as of ___________________ (the "Agreement"), by and between the MAS Funds Municipal Portfolio (the "Acquiring Fund") and the MAS Funds PA Municipal Portfolio (the "Acquired Fund").

         WHEREAS, MAS Funds ("MAS") was organized under Pennsylvania law as a business trust under a Declaration of Trust dated February 15, 1984, as amended and restated; MAS Funds is an open-end management investment company registered under the 1940 Act; and the Acquiring and Acquired Funds are duly organized and validly existing series of MAS Funds;


         NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties hereto agree to effect (i) the transfer of all of the assets of the Acquired Fund solely in exchange for (a) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund and (b) beneficial shares of the Acquiring Fund (Institutional Class Shares) followed by the distribution, at the Effective Time (as defined in Section 9 of this Agreement), of such beneficial shares of the Acquiring Fund to the holders of beneficial shares of the Acquired Fund on the terms and conditions hereinafter set forth in liquidation of the Acquired Fund. For convenience: the beneficial shares of the Acquiring Fund that are given in exchange for the assets of the Acquired Fund are referred to hereinafter as the "Acquiring Fund Shares"; and the beneficial shares of the Acquired Fund that are held by the holders of such shares at the Effective Time are referred to hereinafter as the "Acquired Fund Shares." The parties hereto covenant and agree as follows:

         1. Plan of Reorganization. At the Effective Time, the Acquired Fund will assign, deliver and otherwise transfer all of its assets and good and marketable title thereto, free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and assign all of its liabilities as are set forth in a statement of assets and liabilities, to be prepared as of the Effective Time (the "Statement of Assets and Liabilities") to the Acquiring Fund and the Acquiring Fund shall acquire all such assets, and shall assume all such liabilities of the Acquired Fund, in exchange for delivery to the Acquired Fund by the Acquiring Fund of a number of its Acquiring Fund Shares (both full and fractional) equivalent in value to the Acquired Fund Shares of the Acquired Fund outstanding immediately prior to the Effective Time. The assets and stated liabilities of the Acquired Fund, as set forth in a statement of assets and liabilities shall be exclusively assigned to and assumed by the Acquiring Fund. All debts, liabilities, obligations and duties of the Acquired Fund, to the extent that they exist at or after the Effective Time and are stated in a statement of assets and liabilities, shall after the Effective Time attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund.


         2. Transfer of Assets. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in a statement of assets and liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of such Acquired Fund and other property owned by such Acquired Fund at the Effective Time.
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         3. Liquidation and Dissolution of the Acquired Fund. At the Effective
Time, the Acquired Fund will liquidate and the Acquiring Fund Shares (both full and fractional) received by the Acquired Fund will be distributed to the shareholders of record of the Acquired Fund as of the Effective Time in exchange for Acquired Fund Shares and in complete liquidation of the Acquired Fund. Each shareholder of the Acquired Fund will receive a number of Acquiring Fund Shares equal in value to the Acquired Fund Shares held by that shareholder. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Acquiring Fund in the name of each shareholder of record of the Acquired Fund and representing the respective number of Acquiring Fund Shares due such shareholder. As soon as practicable after the Effective Time, but not later than November 30, 1998, MAS shall take all steps as shall be necessary and proper to effect a complete termination of the Acquired Fund.

         4. Representations and Warranties of the Acquiring Fund. The Acquiring Fund represents and warrants to the Acquired Fund as follows:

                  (a) Shares to be Issued upon Reorganization. The Acquiring Fund Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and nonassessable.

                  (b) Liabilities. There are no liabilities of the Acquiring Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Fund's statement of assets and liabilities, if any, and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Acquired Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Fund.

                  (c) Litigation. Except as previously disclosed to the Acquired Fund, there are no claims, actions, suits or proceedings pending or, to the actual knowledge of the Acquiring Fund, threatened which would materially adversely affect any of the Acquiring Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

                  (d) Taxes. As of the Effective Time, all Federal and other tax returns and reports of the Acquiring Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

         5. Representations and Warranties of the Acquired Fund. The Acquired Fund represents and warrants to the Acquiring Fund as follows:

                  (a) Marketable Title to Assets. The Acquired Fund will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Fund. Upon delivery and payment for such assets, the Acquiring Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims.


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                  (b) Liabilities. There are no liabilities of the Acquired
                  Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquired Fund's statement of assets and liabilities, and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Acquiring Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquired Fund.

                  (c) Litigation. Except as previously disclosed to the Acquiring Fund, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Acquired Fund, threatened which would materially adversely affect the Acquired Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

                  (d) Taxes. As of the Effective Time, all Federal and other tax returns and reports of the Acquired Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

         6. Condition Precedent to Obligations of the Acquiring Fund. All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

         7. Condition Precedent to Obligations of the Acquired Fund. All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

         8. Further Conditions Precedent to Obligations of the Acquired Fund and the Acquiring Fund. The obligations of the Acquired Fund and the Acquiring Fund to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions:

                  (a) Such authority from the Securities and Exchange Commission (the "SEC") as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

                  (b) The Registration Statement on Form N-1A of the Acquiring Fund shall be effective under the Securities Act of 1933 (the "1933 Act"), and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

                  (c) The Acquiring Fund has filed all documents and paid all fees required to permit their shares to be offered to the public in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.


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                  (d) The Acquired Fund and the Acquiring Fund shall have
                  received on or before the Effective Time an opinion of counsel satisfactory to the Acquired Fund and the Acquiring Fund substantially to the effect that for Federal income tax purposes:

                           (1) No gain or loss will be recognized to the Acquired Fund upon the transfer of its assets in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's stated liabilities;

                           (2) No gain or loss will be recognized to the Acquiring Fund on its receipt of the Acquired Fund's assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities;

                           (3) The basis of an Acquired Fund's assets in the Acquiring Fund's hands will be the same as the basis of those assets in the Acquired Fund's hands immediately before the conversion;

                           (4) The Acquiring Fund's holding period for the assets transferred to the Acquiring Fund by the Acquired Fund will include the holding period of those assets in the Acquired Fund's hands immediately before the conversion;

                           (5) No gain or loss will be recognized to the Acquired Fund on the distribution of the Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for their Acquired Fund Shares;

                           (6) No gain or loss will be recognized to the Acquired Fund's shareholders as a result of the Acquired Fund's distribution of Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for the Acquired Fund's shareholders' Acquired Fund Shares;

                           (7) The basis of the Acquiring Fund Shares received by the Acquired Fund's shareholders will be the same as the adjusted basis of that Acquired Fund's shareholders' Acquired Fund Shares surrendered in exchange therefor; and

                           (8) The holding period of the Acquiring Fund Shares received by the Acquired Fund's shareholders will include the Acquired Fund's shareholders' holding period for the Acquired Fund's shareholders' Acquired Fund Shares surrendered in exchange therefor, provided that said Acquired Fund Shares were held as capital assets on the date of the conversion.

                  (e) A vote approving this Agreement and the Reorganization contemplated hereby shall have been adopted by at least a majority of the outstanding shares of the Acquired Fund entitled to vote at an annual or special meeting.

                  (f) The Board of Trustees of MAS, at a meeting duly called for such purpose, shall have authorized the issuance by the Acquiring Fund of Acquiring Fund Shares at the Effective Time in exchange for the assets of the Acquired Fund pursuant to the terms and provisions of this Agreement.

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         9. Effective Time of the Reorganization. The exchange of the Acquired
Fund's assets for Acquiring Fund Shares shall be effective as of close of business on November 13, 1998, or at such other time and date as fixed by the mutual consent of the parties (the "Effective Time").

         10. Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned with respect to the Acquiring Fund and/or the Acquired Fund without penalty by resolution of the Board of Trustees of MAS Funds or at the discretion of any duly authorized officer of MAS Funds, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board or officer, make proceeding with the Agreement inadvisable.

         11. Amendment and Waiver. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; PROVIDED, that no such amendment may have the effect of changing the provisions for determining the number or value of Acquiring Fund Shares to be paid to the Acquired Fund's shareholders under this Agreement to the detriment of the Acquired Fund's shareholders without their further approval. Furthermore, either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and authorized by the President or any Vice President of the waiving party with or without the approval of such party's shareholders).

         12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         13.  Fees and Expenses.

                  (a) The Acquiring Fund and the Acquired Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

                  (b) Except as otherwise provided for herein, all expenses of the transactions contemplated by this Agreement incurred by each Fund will be borne by such Fund. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Proxy Statement under the Securities Exchange Act of 1934; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection herewith in each state in which the Acquired Fund's shareholders are resident as of the date of the mailing of the Proxy Statement to such shareholders; (iv) postage; (v) printing; (vi) accounting fees; (vii) legal fees; and (viii) solicitation costs of the transaction. The Acquiring Fund shall pay its own Federal and state registration fees.

         14.  Headings, Counterparts, Assignment.

                  (a) The article and paragraph headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.


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                  (b) This Agreement may be executed in any number of
                  counterparts, each of which shall be deemed an original.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         15. Entire Agreement. The Acquiring Fund and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

         16. Further Assurances. The Acquiring Fund and the Acquired Fund shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

         17. Binding Nature of Agreement. As provided in the MAS Funds Declaration of Trust, as amended and supplemented to date, on file with the Pennsylvania Corporation Bureau of the Department of State, this Agreement was executed by the undersigned officers of MAS Funds, on behalf of the Acquiring Fund and the Acquired Fund, as officers and not individually, and the obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of the corporation or trust. Moreover, no series of a trust shall be liable for the obligations of any other series of that trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

         MAS Funds, on behalf of its series, PA Municipal Portfolio

                                       By
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

         MAS Funds, on behalf of its series, Municipal Portfolio

                                       By
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------






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